Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-267788 and 333-255850) and Form S-8 (Nos. 333-272838; 333-266695; 333-256023; 333-238179; 333-235581; 333-231539 and 333-226267) of Tilray Brands, Inc. of our report dated October 31, 2022, relating to the consolidated financial statements of HEXO Corp. which appears in this Current Report on Form 8-K/A.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Ottawa, Canada
July 25, 2023

PricewaterhouseCoopers LLP
99 Bank Street, Suite 710, Ottawa, Ontario, Canada K1P 1E4
T: +1 613 237 3702, F: +1 613 237 3963, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.